Independent Auditors' Report on Financial Statement Schedule



To the Shareholders of
  Nooney Realty Trust, Inc.:


   We have audited the financial statements of Nooney Realty Trust, Inc. (Trust) as of December 31, 1999 and for the year then ended, and have issued our report thereon dated February 14, 2000. Such financial statements are included in the Trust's 1999 Annual Report to Shareholders. Our audit also included the financial statement schedule of Nooney Realty Trust, Inc. This financial statement schedule is the responsibility of the Trust's management. Our responsibility is to express an opinion on the schedule based on our audit.

   In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein

/s/ KPMG

February 14, 2000

INDEPENDENT AUDITORS' REPORT ON
   FINANCIAL STATEMENT SCHEDULE

To the Shareholders of Nooney Realty Trust, Inc.
St. Louis, Missouri:

   We have audited the financial statements of Nooney Realty Trust, Inc. as of December 31, 1998 and for each of the two years then ended, and have issued our report thereon dated January 22, 1999. Such financial statements and report are included in your 1999 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Nooney Realty Trust, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Trust's management. Our responsibility is to express an opinion based on our audits. In our opinion, such 1998 and 1997 financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/DELOITTE & TOUCHE LLP

St. Louis, Missouri
January 22, 1999

                                                                                             Column D
                                                                Column C                       Costs
                                                          Initial cost to Trust              capitalized
                                     Column B                 Buildings and               subsequent to
            Column A               Encumbrances      Land      Improvements     Total       acquisition
---------------------------------  ------------     -------    -----------     -------     -------------
Atrium at Alpha Business Center,
 Bloomington, Minnesota                      --      822,526    7,571,190      8,393,716        843,870

Applied Communications, Inc.
  office building, Omaha, Nebraska           --    1,257,655    5,143,353      6,401,008        215,427

Franklin Park Distribution Center,
 Franklin Park, Illinois                     --      488,774    3,812,720      4,301,494        561,226

All properties                         4,538,066          --           --             --             --
                                      ----------   ---------   ----------     ----------      ---------
              Total                    4,538,066   2,568,955   16,527,263     19,096,218      1,620,523
                                      ==========   =========   ==========     ==========      =========



                                                                                                Column I
                    Column E                                                                  Life on which
              Gross amount at which                                                          depreciation in
           carried at close of period              Column F         Column G     Column H     latest income
                 Buildings and                   Accumulated         Date of       Date       statement is
   Land           improvements        Total      depreciation      construction  acquired       computed
   ----           ------------        -----      ------------      ------------  --------       --------

  822,526        8,308,674     9,131,200         3,624,421            1981        03/28/85       35 years
1,257,655        5,400,044     6,657,699         2,209,694            1984        01/22/86       35 years
  488,774        4,373,946     4,862,720         1,550,518            1972        12/16/86       35 years

       --               --            --                --
---------        ---------     ---------        ----------

2,568,955       18,032,664    20,651,619         7,384,633
=========       ==========    ==========        ==========


                           NOONEY REALTY TRUST, INC.

                  Years ended December 31, 1999, 1998 and 1997

                                                              1999            1998            1997
                                                              ----            ----            ----

Reconciliation of amounts in Column E:
         Balance at beginning of period               $ 20,185,236      20,308,876      20,162,786

         Add cost of improvements                          531,505         223,891         182,817
         Less cost of disposals                            (65,122)       (347,531)        (36,727)
                                                           -------        --------         -------

         Balance at end of year                       $ 20,651,619      20,185,236      20,308,876
                                                      ============      ==========      ==========

Reconciliation of amounts in Column F:
         Balance at beginning of period               $  6,830,183       6,539,243       5,948,166

         Add depreciation expense                          619,572         638,471         627,804
         Less accumulated depreciation on disposals        (65,122)       (347,531)        (36,727)
                                                           -------        --------         -------

         Balance at end of year                       $  7,384,633       6,830,183       6,539,243
                                                      ============       =========       =========

The aggregate cost of real estate owned for federal
         income tax purposes                          $ 20,651,619      20,185,236      20,308,876
                                                      ============      ==========      ==========


See accompanying independent auditors' reports